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                                                                   Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        ORION HEALTHCARE TECHNOLOGY, INC.

     Pursuant to the provisions of Sections 490.1007 of the Code of Iowa, the undersigned corporation (the "Corporation") adopts the following Amended and Restated Articles of Incorporation:

     1. The name of Corporation is Orion Healthcare Technology, Inc.

     2. The number of shares the Corporation is authorized to issue is 2,000,000 shares of common stock.

     3. The street address of the Corporation's registered office in Iowa and name of its registered agent at that office is:

     Constance Giles-Allan
     RR 4, Box 114
     Glenwood, IA 51534

     4. The name of each incorporator is:

     William C. Allan
     RR 4, Box 114
     Glenwood, IA 51534

     Bill Azevedo
     14411 Marcy Circle
     Omaha, NE 68154

     5. These duly adopted Amended and Restated Articles of Incorporation superseded the original Articles of Incorporation and all amendments thereto and shall be effective when these Amended and Restated Articles of Incorporation are filed by the Secretary of State of the State of Iowa.

     DATED this 5th day of January, 2001.

                                       ORION HEALTHCARE TECHNOLOGY, INC.

                                       By /s/ William C. Allan
                                          -------------------------------------
                                          William C. Allan
                                          President and Chief Executive Officer